POWER OF ATTORNEY

Each of the undersigned hereby constitutes and appoints MEL G. BREKHUS, KENNETH R. ALLEN and T. LESLEY VINES, and each of them, with full power of substitution as the undersigned's attorney or attorney-in-fact, to sign for each of them and in each of their names, as members of the Board of Directors, an Annual Report on Form 10-K for the year ended May 31, 2013, and any and all amendments, filed by TEXAS INDUSTRIES, INC., a Delaware corporation, with the Securities and Exchange Commission under the provisions of the Securities Exchange Act of 1934, as amended, with full power and authority to do and perform any and all acts and things necessary or appropriate to be done in the premises.

DATED: July 10, 2013
/s/ John D. Baker, II
JOHN D. BAKER, II
(Director)

/s/ Eugenio Clariond                                                EUGENIO CLARIOND
(Director)

/s/ Sam Coats
SAM COATS
(Director)

/s/ Sean P. Foley
SEAN P. FOLEY
(Director)

/s/ Bernard Lanigan, Jr.
BERNARD LANIGAN, JR.
(Director)

/s/ Thomas R. Ransdell
THOMAS R. RANSDELL
(Director)

/s/ Thomas L. Ryan
THOMAS L. RYAN
(Director)

/s/ Ronald G. Steinhart
RONALD G. STEINHART
(Director)

/s/ Dorothy C. Weaver
DOROTHY C. WEAVER
(Director)
STATE OF TEXAS        §
§
COUNTY OF DALLAS    §

On this 10th day of July, 2013, before me personally came JOHN D. BAKER, II, EUGENIO CLARIOND, SAM COATS, SEAN P. FOLEY, BERNARD LANIGAN, JR., THOMAS R. RANSDELL, THOMAS L. RYAN, RONALD G. STEINHART and DOROTHY C. WEAVER, known to me to be the same persons described in and who executed the foregoing Power of Attorney and acknowledged to me that he executed the same for the purposes therein stated.

[SEAL]                         /s/ Gwynn E. Herrick
Notary Public in and for the State of Texas